UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                  Washington, D.C.  20549

                          FORM 8-K

                       CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

              Date of Report:  July 23, 2003



                      FARMER BROS. CO.



    California                 0-1375              95-0725980
State of Incorporation  Commission File Number  Federal ID Number


20333 South Normandie Avenue, Torrance, California   90502
Address of principal executive offices


(310) 787-5200
Registrant's telephone number





Item 5.  Other Events.

The following press release was provided to the major services today:

Farmer Bros. Board Authorizes Loan to ESOP for the Purchase of Additional Shares of Company's Stock

TORRANCE, CALIF. - (BUSINESS WIRE) - July 23, 2003 - Farmer Bros. Co. (Nasdaq: FARM) today said its Board of Directors has authorized a loan to the Company's Employee Stock Ownership Plan (ESOP) for the purchase of 129,575 additional shares of the Company's common stock.

Farmer Brothers created the ESOP in 2000 as way to better align the long-term interests of its employees and shareholders. During that fiscal year the Company's Board of Directors authorized a loan of up to $50 million to the ESOP for the purchase of up to 300,000 shares. As of July 21, 2003, the ESOP has purchased 170,425 of the Company's shares at a cost of $39.58 million. The new loan will enable the ESOP to achieve the previously stated intention of purchasing up to 300,000 shares.

Farmer Bros. Co. is an institutional coffee roaster that sells a variety of coffee and allied products to the food service industry. The Company's signature trucks and vans bearing the "Consistently Good" logo are seen throughout Farmer Brothers' 28-state service area. Farmer Bros. has paid a dividend for 50 consecutive years, increased the dividend in each of the last seven consecutive years, and its stock price has risen from $18 in 1980 to over $300 a share today.

07232003






Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


FARMER BROS. CO.



s/ John E. Simmons

John E. Simmons
Treasurer

Date:    July 23, 2003